Exhibit 10.12

                     CHANGE IN CONTROL AGREEMENT

     This Change in Control Agreement (the "Agreement") is entered into as of this 1st day of January, 2002, by and between NewMil Bancorp, Inc., a Delaware corporation (hereafter "NewMil Bancorp"), and Roberta Reed (the "Executive").

     Whereas, the Executive is employed by NewMil Bank, a Connecticut-chartered, FDIC-insured savings bank and subsidiary of NewMil Bancorp, and the Executive has made and is expected to continue to make major contributions to the profitability, growth, and financial strength of NewMil Bancorp and its subsidiaries,

     Whereas, NewMil Bancorp recognizes that, as is the case for most companies, the possibility of a Change in Control (as defined in Section 1(c)) exists,

     Whereas, NewMil Bancorp desires to assure itself of the current and future continuity of management and desires to establish minimum severance benefits for certain of its officers, including the Executive, if a Change in Control occurs,

     Whereas, NewMil Bancorp wishes to ensure that officers and other key employees are not practically disabled from discharging their duties if a proposed or actual transaction involving a Change in Control arises,

     Whereas, NewMil Bancorp desires to provide additional inducement for the Executive to continue to remain in the ongoing employ of NewMil Bancorp and subsidiary,

     Whereas, none of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in
Section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of NewMil Bancorp, is contemplated insofar as either of NewMil Bancorp or any of its subsidiaries is concerned, and

     Whereas, the Executive and NewMil Bank entered into a Change in Control Agreement in April, 2001, which the Executive is willing to terminate in consideration of this Change in Control Agreement becoming effective.

     Now Therefore, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Change in Control Combined with Employment Termination

     (a) Termination of Executive Within Two Years After a Change in Control. If a Change in Control occurs during the term of this Agreement and if either of the following occurs, the Executive shall be entitled to severance and termination benefits specified in Section 2 of this Agreement

      1) Termination by NewMil Bancorp or Subsidiary: the Executive's employment with NewMil Bancorp or its Subsidiary(ies) is involuntarily terminated within two years after a Change in Control, except for termination under Section 4 of this Agreement. For purposes of this Agreement, "Subsidiary" means an entity in which NewMil Bancorp directly or indirectly beneficially owns 50% or more of the outstanding voting securities, or

     2) Termination by the Executive for Good Reason: the Executive terminates his employment with NewMil Bancorp or Subsidiary(ies) for Good Reason (as defined in Section 3) within two years after a Change in Control.

     If the Executive is removed from office or if his employment terminates after discussions with a third party regarding a Change in Control commence, and if those discussions ultimately conclude with a Change in Control, then for purposes of this Agreement the removal of the Executive or termination of his employment shall be deemed to have occurred after the Change in Control.

     (b) [Intentionally Left Blank]

     (c) Definition of Change in Control. For purposes of this Agreement, "Change in Control" means any of the following events occur

      1) Merger: NewMil Bancorp merges into or consolidates with another corporation, or merges another corporation into NewMil Bancorp, and as a result less than 50% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of NewMil Bancorp's voting securities immediately before the merger or consolidation. For purposes of this Agreement, the term person means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity, or

      2)  Acquisition of Significant Share Ownership: a report on
          Schedule 13D, Schedule TO, or another form or schedule
          (other than Schedule 13G), is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of NewMil Bancorp's voting securities (but this clause (2) shall not apply to beneficial ownership of voting shares held by a Subsidiary in a fiduciary capacity), or

      3) Change in Board Composition: during any period of two consecutive years, individuals who constitute NewMil Bancorp's board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (3) each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period, or

     4) Sale of Assets: NewMil Bancorp sells to a third party substantially all of NewMil Bancorp's assets. For purposes of this Agreement, sale of substantially all of NewMil
          Bancorp's assets includes sale of the shares or assets of NewMil Bank.

2.   Severance and Termination Benefits

     (a) Severance and Termination Benefits. The severance and termination benefits to which the Executive is entitled under Section 1 are as follows

      1) Lump Sum Payment: NewMil Bancorp shall make a lump sum payment to the Executive in an amount in cash equal to 0.5 times the Executive's annual compensation. For purposes of this Agreement, annual compensation means (a) the Executive's annual base salary on the date of the Change in Control or the Executive's termination of employment, whichever amount is greater, plus (b) any bonuses or incentive compensation earned for the calendar year immediately before the year in which the Change in Control occurred or immediately before the year in which termination of employment occurred, whichever amount is greater, regardless of when the bonus or incentive compensation is or was paid. NewMil Bancorp recognizes that the bonus and incentive compensation earned by the Executive for a particular year's service might be paid in the year after the calendar year in which the bonus or incentive compensation is earned. The amount payable to the Executive hereunder shall not be reduced to account for the time value of money or discounted to present value. The payment required under this Section 2(a)(1) is payable no later than 5 business days after the date the Executive's employment terminates. If the Executive terminates employment for Good Reason, the date of termination shall be the date specified by the Executive in his notice of termination.

      2) Benefit Plans: NewMil Bancorp shall cause the Executive to become fully vested in any qualified and non-qualified plans, programs or arrangements in which the Executive participated if the plan, program, or arrangement does not address the effect of a change in control. NewMil Bancorp also shall contribute or cause a Subsidiary to contribute to any account of the Executive under a 401(k) plan, retirement plan, or profit-sharing plan the matching and voluntary contributions, if any, that would have been made had the Executive's employment not terminated before the end of the plan year.

      3) Outplacement Assistance: NewMil Bancorp shall pay to the Executive reasonable outplacement expenses in an amount up to $25,000, and NewMil Bancorp shall provide the Executive with the use of office space and reasonable office support facilities, including secretarial assistance, for a period of one year after termination.

     (b) No Mitigation Required. NewMil Bancorp hereby acknowledges that it will be difficult and could be impossible (1) for the Executive to find reasonably comparable employment after his employment terminates, and (2) to measure the amount of damages the Executive suffers as a result of termination. Additionally, NewMil Bancorp acknowledges that its general severance pay plans do not provide for mitigation, offset or reduction of any severance payment received thereunder. Accordingly, NewMil Bancorp further acknowledges that the payment of severance and termination benefits by NewMil Bancorp under this Agreement is reasonable and will be liquidated damages, and the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise.

3.   Good Reason

     For purposes of this Agreement, "Good Reason" means the occurrence of any of the events or conditions without the Executive's express written consent

     (a) Reduction in Base Salary: involuntary reduction in the Executive's base salary, or

     (b) Reduced Participation in Bonus, Incentive, Compensation, and Other Plans: involuntary reduction in the Executive's bonus, incentive, and other compensation award opportunities under NewMil Bancorp's or Subsidiary(ies)'s benefit plans, unless a company-wide reduction of all officers' award opportunities occurs simultaneously, or

     (c) Participation in Benefit Plans: involuntary discontinuance of the Executive's participation in any officer or employee benefit plans maintained by NewMil Bancorp or Subsidiary(ies), unless such plans are discontinued by reason of law or loss of tax deductibility to NewMil Bancorp with respect to contributions to such plans, or are discontinued as a matter of policy applied equally to all participants in such plans, or

     (d) Reduction in Responsibilities or Status: assignment to the Executive of duties or responsibilities that are materially inconsistent with the Executive's duties and responsibilities immediately before the Change in Control; any other action by NewMil Bancorp or its successor that results in a material reduction or material adverse change in the Executive's position, authority, duties or responsibilities; failure to nominate the Executive as a director of NewMil Bancorp if the Executive shall have been a director immediately before the Change in Control; or failure to elect or reelect the Executive or cause the Executive to be elected or reelected to the board of directors of NewMil Bank if the Executive shall have been a director immediately before the Change in Control, or

     (e) Failure to Obtain Assumption Agreement: failure to obtain an assumption of NewMil Bancorp's obligations under this Agreement by any successor to NewMil Bancorp, regardless of whether such entity becomes a successor to NewMil Bancorp as a result of a merger, consolidation, sale of assets, or other form of reorganization, or

     (f) Material Breach: a material breach of this Agreement by NewMil Bancorp that is not corrected within a reasonable time, or

     (g) Relocation of the Executive: relocation of NewMil Bancorp's principal executive offices, or requiring the Executive to change his principal work location, to any location that is more than 15 miles from the location of NewMil Bancorp's principal executive offices on the date of this Agreement.

4.   Termination for Which No Severance or Termination Benefits Are
Payable

     (a) No Severance for Termination for Cause. Anything in this Agreement to the contrary notwithstanding, under no circumstance shall the Executive be entitled to severance or termination benefits if his employment terminates for Cause.

      1) Cause Means Commission of Any of the Following Acts: For purposes of this Agreement, "Cause" means the Executive shall have committed any of the following acts

          a) Fraud, Embezzlement, Theft or Other Crime: an act of fraud, embezzlement, or theft in connection with his duties or in the course of his employment with NewMil Bancorp or a Subsidiary, or commission of a felony or commission of a misdemeanor involving moral turpitude, or

          b) Damage to Property: intentional wrongful damage to the business or property of NewMil Bancorp or Subsidiary(ies), which, in NewMil Bancorp's sole judgment, causes material harm to NewMil Bancorp or Subsidiary(ies), or

          c) Negligence and Other Actions: gross negligence, insubordination, disloyalty, or dishonesty in the performance of his duties as an officer of NewMil
               Bancorp or Subsidiary(ies), or

          d) Violation of Law or Policy: intentional violation of any law or significant policy of NewMil Bancorp or Subsidiary(ies) committed in connection with the Executive's employment, which, in NewMil Bancorp's sole judgment, has an adverse effect on NewMil Bancorp or Subsidiary(ies), or

          e) Removal: removal of the Executive from office or permanent prohibition of the Executive from participating in the conduct of NewMil Bank's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), or

          f) Disclosure of Trade Secrets: intentional wrongful disclosure of secret processes or confidential information of NewMil Bancorp or a Subsidiary, which, in NewMil Bancorp's sole judgment, causes material harm to NewMil Bancorp or the Subsidiary,

          g) Competing with NewMil Bancorp: intentional wrongful engagement in any competitive activity. For purposes of this Agreement, competitive activity means the Executive's participation, without the written consent of a senior executive officer of NewMil Bancorp, in the management of any business enterprise if (1) the enterprise engages in substantial and direct competition with NewMil Bancorp, (2) the enterprise's revenues derived from any product or service competitive with any product or service of NewMil Bancorp or Subsidiary(ies) amounted to 10% or more of the enterprise's revenues for its most recently completed fiscal year, and (3) NewMil Bancorp's revenues from the product or service amounted to 10% of NewMil Bancorp's revenues for its most recently completed fiscal year. A competitive activity does not include mere ownership of securities in an enterprise and the exercise of rights appurtenant thereto, provided the Executive's share ownership does not give him practical or legal control of the enterprise. For this purpose, ownership of less than 5% of the enterprise's outstanding voting securities shall conclusively be presumed to be insufficient for practical or legal control, and ownership of more than 50% shall conclusively be presumed to constitute practical and legal control.

                    If the Executive is now or hereafter becomes subject
               to an agreement not to compete with NewMil Bancorp or Subsidiary(ies), a breach by the Executive of that other non-competition agreement shall be grounds for denial of severance and termination benefits for Cause under this clause (g) of Section 4(a)(1). But if the Executive engages in a competitive activity under circumstances justifying denial of severance or termination benefits for Cause under this clause (g), that shall not necessarily be grounds for concluding that the Executive has also breached the other non-competition agreement to which he is or may become subject. This clause (g) is not intended to and shall not be construed to supersede or amend any provision of an employment or non-competition agreement to which the Executive is or may become subject. This clause (g) does not grant to the Executive any right or privilege to engage in other activities or enterprises, whether in competition with NewMil Bancorp or otherwise, or

          h) Termination for Cause under an Employment Agreement: any actions that have caused the Executive to be terminated for cause under any employment agreement existing on the date hereof or hereafter entered into between the Executive and NewMil Bancorp or a Subsidiary.

     2) Definition of "Intentional": For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed to have been intentional if it was due primarily to an error in judgment or negligence. An act or failure to act on the Executive's part shall be considered intentional if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interests of NewMil Bancorp or a Subsidiary.

     3) Termination for Cause Can Occur Solely by Formal Board Action. The Executive shall not be deemed under this Agreement to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of at least three-fourths ( ) of the directors of NewMil Bancorp then in office at a meeting of the board of directors called and held for such purpose, which resolution shall
          (a) contain findings that, in the good faith opinion of the board, the Executive has committed an act constituting
          Cause and (b) specify the particulars thereof in detail. Notice of that meeting and the proposed determination of Cause shall be given to the Executive a reasonable amount of time before the board's meeting. The Executive and his counsel (if the Executive chooses to have counsel present) shall have a reasonable opportunity to be heard by the board at the meeting. Nothing in this Agreement limits the Executive's or his beneficiaries' right to contest the validity or propriety of the board's determination of Cause, and they shall have the right to contest the validity or propriety of the board's determination of Cause even if that right does not exist under any employment agreement of the Executive.

     (b) No Severance under this Agreement for the Executive's Death or Disability. Anything in this Agreement to the contrary notwithstanding, under no circumstance shall the Executive be entitled to severance payments or termination benefits under this Agreement if

      1) Death: the Executive dies while actively employed by NewMil Bancorp or a Subsidiary, or

      2) Disability: the Executive becomes totally disabled while actively employed by NewMil Bancorp or a Subsidiary. For purposes of this Agreement, the term "totally disabled" means that because of injury or sickness, the Executive is unable to perform his duties.

     The benefits, if any, payable to the Executive or his beneficiary(ies) or estate relating to his death or disability shall be determined solely by such benefit plans or arrangements as NewMil Bancorp or Subsidiary may have with the Executive relating to death or disability, not by this Agreement.

5.   Term of Agreement

     The initial term of this Agreement shall be for a period of three years, commencing January 1, 2002. On the first anniversary of the January 1, 2002 effective date of this Agreement, and on each anniversary thereafter, this Agreement shall be extended automatically for one additional year unless NewMil Bancorp's board of directors gives notice to the Executive in writing at least 90 days before the anniversary that the term of this Agreement will not be extended. If the board of directors determines not to extend the term, it shall promptly notify the Executive. References herein to the term of this Agreement mean the initial term and extensions of the initial term. Unless terminated earlier, this Agreement shall terminate when the Executive reaches age 65. If the board of directors decides not to extend the term of this Agreement, this Agreement shall nevertheless remain in force until its term expires. The board's decision not to extend the term of this Agreement shall not by itself give the Executive any rights under this Agreement to claim an adverse change in his position, compensation or circumstances or otherwise to claim entitlement to severance or termination benefits under this Agreement.

6.   This Agreement Is Not an Employment Contract

     The parties hereto acknowledge and agree that (a) this Agreement is not a management or employment agreement and (b) nothing in this Agreement shall give the Executive any rights or impose any obligations to continued employment by NewMil Bancorp or any Subsidiary or successor of NewMil Bancorp, nor shall it give NewMil Bancorp any rights or impose any obligations for the continued performance of duties by the Executive for NewMil Bancorp or any Subsidiary or successor of NewMil Bancorp.

7.   Withholding of Taxes

     NewMil Bancorp may withhold from any benefits payable under this Agreement all Federal, state, local or other taxes as may be required by law, governmental regulation or ruling.

8.   Successors and Assigns

     (a) This Agreement Is Binding on NewMil Bancorp's Successors. This Agreement shall be binding upon NewMil Bancorp and any successor to NewMil Bancorp, including any persons acquiring directly or indirectly all or substantially all of the business or assets of NewMil Bancorp by purchase, merger, consolidation, reorganization, or otherwise. Any such successor shall thereafter be deemed to be "NewMil Bancorp" for purposes of this Agreement. But this Agreement and NewMil Bancorp's obligations under this Agreement are not otherwise assignable, transferable or delegable by NewMil Bancorp. By agreement in form and substance satisfactory to the Executive, NewMil Bancorp shall require any successor to all or substantially all of the business or assets of NewMil Bancorp expressly to assume and agree to perform this Agreement in the same manner and to the same extent NewMil Bancorp would be required to perform if no such succession had occurred.

     (b) This Agreement Is Enforceable by the Executive and His Heirs. This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes and legatees.

     (c) This Agreement Is Personal in Nature and Is Not Assignable. This Agreement is personal in nature. Without written consent of the other party, neither party shall assign, transfer, or delegate this Agreement or any rights or obligations under this Agreement except as expressly provided in this Section 8. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder is not assignable or transferable, whether by pledge, creation of a security interest, or otherwise, except for a transfer by Executive's will or by the laws of descent and distribution. If the Executive attempts an assignment or transfer that is contrary to this Section 8, NewMil Bancorp shall have no liability to pay any amount to the assignee or transferee.

9.   Notices

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid to the following addresses or to such other address as either party may designate by like notice.

     (a) If to NewMil Bancorp, to:  NewMil Bancorp, Inc.
                                    19 Main Street
                                    P.O. Box 600
                                    New Milford, Connecticut  06776
                                    Attn:  Corporate Secretary

     (b) If to the Executive, to:  Roberta Reed
                                   19 Main Street
                                   P.O. Box 600
                                   New Milford, Connecticut  06776

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

10.  Captions and Counterparts

     The headings and subheadings used in this Agreement are included solely for convenience and shall not affect the interpretation of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

11.  Amendments and Waivers

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification, or discharge is agreed to in a writing or writings signed by the Executive and by NewMil Bancorp. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

12.  Severability

     The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. Any provision held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it valid and enforceable.

13.  Governing Law

     The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Connecticut, without giving effect to the principles of conflict of laws of such State.

14.  Entire Agreement

     This Agreement constitutes the entire agreement between NewMil Bancorp and the Executive concerning the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein. This Agreement supersedes and replaces in its entirety the Change in Control Agreement between the Executive and NewMil Bank.

     In Witness Whereof, the parties have executed this Agreement as of the day and year first written above.


Witnesses:                         NewMil Bancorp, Inc.


                                   By:--------------------
                                         Francis J. Wiatr
                                   Its:  Chairman, President and
                                         Chief Executive Officer



Witnesses:                         Executive


                                   -------------------
                                   Roberta Reed


County of Litchfield     )
                         ) ss:
State of Connecticut     )

     Before me this --- day of ---------------------, 2002, personally appeared the above named Francis J. Wiatr and Roberta Reed, who acknowledged that they did sign the foregoing instrument and that the same was their free act and deed.

                                   ________________________________
(Notary Seal)                      Notary Public
                                   My Commission Expires: